Exhibit 10.1

April 5, 2022

Health Assurance Acquisition Corp.
20 University Road
Cambridge, Massachusetts 02138

Re: CFO Appointment

Ladies and Gentlemen:

This letter (this “Letter Agreement”) , dated as of the date hereof and effective as of March 30, 2022, is being delivered to you in connection with your appointment as Chief Financial Officer of Health Assurance Acquisition Corp., a Delaware corporation (the “Company”). Reference is made to the Company’s initial public offering (the “Public Offering”), of 57,500,000 of the Company’s SAILSM securities (including up to 7,500,000 SAILSM securities granted to the underwriter in the Public Offering that may be purchased to cover over-allotments, if any) (the “SAILSM securities”), each comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and one-fourth of one redeemable warrant. Each whole Warrant (each, a “Warrant”) entitles the holder thereof to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment. The SAILSM securities were sold in the Public Offering pursuant to a registration statement on Form S-1 and a prospectus (the “Prospectus”) included therein, filed by the Company with the Securities and Exchange Commission (the “Commission”). Certain capitalized terms used herein are defined in paragraph 9 hereof.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the “Insider”), hereby agrees with the Company as follows:

1.                  The Insider agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he shall (i) vote any shares of capital stock owned by him in favor of any proposed Business Combination and (ii) not redeem any shares of Class A Common Stock owned by him in connection with such stockholder approval. If the Company seeks to consummate a proposed Business Combination by engaging in a tender offer, the Insider agrees that he will not sell or tender any shares of Class A Common Stock owned by him in connection therewith.

2.                  The Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 24 months from the closing of the Public Offering, or such later period approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation, the Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Class A Common Stock sold as part of the SAILSM securities in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The Insider agrees to not propose any amendment to the Company’s amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 24 months from the closing of the Public Offering or with respect to any other provisions relating to the rights of holders of our Class A Common Stock, unless the Company provides its public stockholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding Offering Shares.

The Insider acknowledges that he has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Alignment Shares held by it. The Insider hereby further waives, with respect to any shares of Class A Common Stock held by him, if any, any redemption rights he may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote (i) to approve such Business Combination or in the context of a tender offer made by the Company to purchase shares of Class A Common Stock (although the Insider and his affiliates shall be entitled to redemption and liquidation rights with respect to any shares of Class A Common Stock it or they hold if the Company fails to consummate a Business Combination within 24 months from the date of the closing of the Public Offering) or (ii) to approve an amendment to the Company’s amended and restated certificate of incorporation to modify the substance or timing of its obligation to redeem 100% of our public shares if we have not consummated a Business Combination within 24 months (or 27 months, if applicable) from the closing of the initial public offering or with respect to any other material provisions relating to stockholders’ rights or pre- Business Combination activity.

3.                  The undersigned acknowledges and agrees that prior to entering into a definitive agreement for a Business Combination with a target company that is affiliated with the undersigned, HAAC Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), Health Assurance Economy Foundation (the “Foundation”), any director or any other officers of the Company or their affiliates, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm, which is a member of the Financial Industry Regulatory Authority, or an independent accounting firm that such Business Combination is fair to the Company’s unaffiliated stockholders from a financial point of view.

4.                  (a)           In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, the Insider hereby agrees that until the earliest of the Company’s initial Business Combination or liquidation, the Insider shall present to the Company for its consideration, prior to presentation to any other entity, any target candidate that has a fair market value of at least 80% of the net assets held in the Trust Account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the trust account), subject to any existing or future fiduciary or contractual obligations the undersigned might have.

(b)           The Insider hereby agrees and acknowledges that: (i) the Company would be irreparably injured in the event of a breach by such Sponsor, the Foundation or an Insider of his obligations under paragraphs 1, 2, 3, 4(a), 5(a), 5(b) and 7, as applicable, of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

5.                (a)           The Insider agrees that he shall not Transfer any Alignment Shares (or shares of Class A Common Stock issuable upon conversion thereof) until the earlier of (x) 180 days after the completion of the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property (the “Alignment Shares Lock-up Period”).

(b)          The Insider agrees that he shall not Transfer any Private Placement Warrants (and any shares of Class A Common Stock issued upon conversion or exercise thereof), until 30 days after the completion of the Company’s initial Business Combination (the “Private Placement Lock-up Period”, and together with the Performance Shares Lock-up Period and the Alignment Shares Lock-Up Period the “Lock-up Periods”).

(c)          Notwithstanding the provisions set forth in paragraphs 5(a) and (b), Transfers of the Alignment Shares and Private Placement Warrants (and shares of Class A Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants and the Alignment Shares and that are held by the Insider or any of his permitted transferees (that have complied with this paragraph 5(c)), are permitted (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any member of the Initial Stockholders, any affiliates or family members of any member of the Initial Stockholders, any members or partners of the Company’s initial, or their affiliates, any affiliates of the Initial Stockholders, or any employees of such affiliates; (b) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of an initial Business Combination at prices no greater than the price at which the private placement warrants or shares of Class A common stock, as applicable, were originally purchased; (f) by virtue of the Initial Stockholders’ organizational documents upon liquidation or dissolution of the Initial Stockholders; (g) to the Company for no value for cancellation in connection with the consummation of the Company’s initial Business Combination; (h) in the event of the Company’s liquidation prior to the completion of the Company’s initial Business Combination; or (i) in the event of the Company’s completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s public stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property subsequent to the Company’s completion of the an initial Business Combination; provided, however, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement agreeing to be bound by the restrictions herein.

6.                  The Insider agrees to be an officer of the Company until the earlier of the consummation by the Company of an initial Business Combination, the liquidation of the Company, or his removal, death or incapacity. In the event of the removal or resignation of an Insider as a director or officer (as applicable), the Insider agrees that he will not, prior to the consummation of the Business Combination, without the prior express written consent of the Company, (i) use for the benefit of the undersigned or to the detriment of the Company or (ii) disclose to any third party (unless required by law or governmental authority), any information regarding a target candidate of the Company that is not generally known by persons outside of the Company, the Sponsor, or their respective affiliates. The Insider represents and warrants that he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. The Insider’s biographical information furnished to the Company is true and accurate in all respects and does not omit any material information with respect to the Insider’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. The Insider’s questionnaire furnished to the Company is true and accurate in all material respects. The Insider represents and warrants that: he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; he has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding.

7.                  Except as disclosed in, or as contemplated by, the Prospectus, the Insider shall not receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination: repayment of a loan and advances up to an aggregate of $300,000 made to the Company by the Sponsor; payment to an affiliate of the Sponsor for office space, utilities and secretarial and administrative support for a total of $10,000 per month; interest earned on the funds held in the trust account may be released to the Company to pay its franchise and income tax obligations; reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination, and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or any of the Company’s officers or directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. Up to $1,500,000 of such loans may be convertible into Private Placement Warrants at a price of $1.50 per Private Placement Warrant at the option of the lender.

8.                  The Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and to serve as an officer of the Company.

9.                  As used herein, (i) “Business Combination” shall mean a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities; (ii) “Capital Stock” shall mean, collectively, the Class A Common Stock and the Alignment Shares; (iii) “Alignment Shares” shall mean the 2,587,500 and 287,500 shares of the Company’s Class B common stock, par value $0.0001 per share, held by the Initial Stockholders, respectively (up to 375,000 shares of which were subject to complete or partial forfeiture by the Sponsor and Foundation on a pro rata basis if the over-allotment option were not exercised by the underwriter in the Public Offering, and, following exercise in part and consummation of the Public Offering, of which 125,000 shares became no longer subject to forfeiture and 250,000 shares were surrendered by the Sponsor), for an aggregate purchase price of $25,000, or approximately $0.01 per share, prior to the consummation of the Public Offering; (iv) “Initial Stockholders” shall mean the Sponsor, Foundation and any Insider that holds Alignment Shares; (v) “Private Placement Warrants” shall mean the warrants to purchase shares of Class A Common Stock of the Company that were acquired by the Sponsor for an aggregate purchase price of $17,500,000 or $1.50 per Private Placement Warrant, in a private placement that shall close simultaneously with the consummation of the Public Offering (including Class A Common Stock issuable upon conversion thereof); (vi) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (vii) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and certain of the proceeds from the sale of the Private Placement Warrants shall have been deposited; and (viii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

10.              This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

11.              No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Insider and their respective successors, heirs and assigns and permitted transferees.

12.              This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

13.              Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

14.              This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company.

[Signature Page Follows]

Sincerely,

By:	/s/ Mark Allen
Mark Allen

[Signature Page to Letter Agreement]

Acknowledged and Agreed:

HEALTH ASSURANCE ACQUISITION CORP.

By:	/s/ Hemant Taneja
Name:	Hemant Taneja
Title:	Chief Executive Officer

[Signature Page to Letter Agreement]